 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2023

DOMO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38553	27-3687433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
772 East Utah Valley Drive
American Fork, UT 84003
(Address of principal executive offices, and Zip Code)
Registrant’s telephone number, including area code: (801) 899-1000
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.001 per share	DOMO	The Nasdaq Global Market

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2023, Catherine Wong resigned from her position as Chief Operating Officer and Executive Vice President of Engineering of Domo, Inc. (the “Company”), effective as of January 15, 2023. There were no disagreements between Ms. Wong and the Company on any matter relating to the Company’s operations, policies or practices which resulted in her resignation. In connection with Ms. Wong's resignation, Ms. Wong and the Company entered into a Separation and Transition Agreement. Among other things, the Separation and Transition Agreement provides that:

•Between January 15, 2023 and March 31, 2023, Ms. Wong will provide advisory transitional services as mutually agreed upon by Ms. Wong and the Company's Chief Executive Officer or the Board.
•Ms. Wong’s existing equity incentive awards will continue to vest so long as Ms. Wong remains a “service provider” for purposes of the Company’s equity incentive plans.
•Ms. Wong makes certain releases in favor of the Company upon execution of the Separation and Transition Agreement.
•Upon the conclusion of Ms. Wong's advisory transitional services, she will make certain waivers and releases of claims in favor of the Company (the “Second Release”), in consideration for the Company allowing Ms. Wong to retain $211,250 in bonus pre-paid by the Company for fiscal year 2023, regardless of the amount of actual bonuses to be paid to Company executives, and the Company will not exercise any clawback rights it might have, with the exception of any clawback required by applicable law.

Additionally, on January 9, 2023, the Company appointed Daren Thayne as the Company’s Executive Vice President of Engineering, effective January 15, 2023. Mr. Thayne will also continue to serve as the Company’s Chief Technology Officer.

Mr. Thayne, age 57, has served as the Company’s Chief Technology Officer since 2010. Prior to joining the Company, Mr. Thayne served as Chief Information Officer at Interbank FX from 2007 to 2010 and Chief Technology Officer and SVP of Development at Ancestry.com. Mr. Thayne holds an M.B.A. and a B.S. in mechanical engineering from Brigham Young University.

Mr. Thayne is continuing under the terms of his existing compensation arrangements with the Company. Mr. Thayne will continue to be bound by his existing confidentiality and invention assignment agreement, and will enter into a standard indemnification agreement in the form previously approved by the Board.

There are no family relationships between Mr. Thayne and any director or executive officer of the Company that require disclosure under Item 401(d) of Regulation S-K. Other than with respect to his employment with the Company, there are no transactions between Mr. Thayne or any member of his immediate family, on the one hand, and the Company or any of its subsidiaries, on the other hand, that require disclosure under Item 404(a) of Regulation S-K. Furthermore, there are no arrangements or understandings between Mr. Thayne and any other persons pursuant to which Mr. Thayne was selected as an executive officer of the Company.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Separation and Transition Agreement, dated January 9, 2023, by and between Domo, Inc. and Catherine Wong
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMO, INC.
Date: January 10, 2023	By:	/s/ Bruce Felt
Bruce Felt
Chief Financial Officer